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                     TruServ Corporation
   Variable Denomination Fixed Rate Redeemable Term Notes

           Supplement No. 4  Dated March 3, 2000
                             to
 Prospectus Dated June 18, 1999, as heretofore supplemented


  The current interest rates payable on the Company's
Variable Denomination Fixed Rate Redeemable Term Notes are:

                    two year       7.59%
                    three year     7.75%
                    four year      7.79%